EXHIBIT 3.11

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov

Amendment to Certificate of Designation After Issuance of Class or Series (PURSUANT TO NRS 78.1955	Filed in the Office of /s/ Barbara K. Cegavske Secretary of State State of Nevada	Business Number E0717912007-6
Filing Number 00010369246-81
Filed On 07/25/2016
Number of Pages 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Certificate of Designation

For Nevada Profit Corporations

(Pursuant to NRS 78.1955 - After Issuance of Class or Series)

1. Name of corporation:

Singlepoint, Inc.

2. Stockholder approval pursuant to statute has been obtained.

3. The class or series of stock being amended:

Class A Convertible Preferred Stock

4. By a resolution adopted by the board of directors, the certificate of designation is being amended as follows or the new class or series is:

The following Sections of the Certificate of Designation (as amended) for the Class A Convertible Preferred Stock ("Class A Stock") is hereby revised to reflect the following:

1. Designation and Amount. The number of shares of Class A Stock is 60,000,000 shares, par value $0.0001. 5. Voting. The Class A Stock shall be entitled to vote 25 votes of common stock for each share of Class A Stock held with respect to all matters upon which common stockholders are entitled to vote or to which stockholders are entitles to give consent. 6. Conversion. Class A Stock shall convert into common stock of the Company at a ratio of 6 common shares for every 1 common stock share.

5. Effective date of filing: (optional)	July 20, 2016
(must not be later than 90 days after the certificate is filed)

6. Signature: (required)

X /s/ Greg Lambrecht
Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State NRS Amend Designation - After
Revised: 1-5-15